Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Ltd.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160776) and Form S-8 (No. 333-159882 and 333-139112) of Gastar Exploration, Ltd. of our reports dated March 25, 2010, relating to the consolidated financial statements and the effectiveness of Gastar Exploration Ltd.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Dallas, TX

March 25, 2010